UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	20-0812170
(State of incorporation or organization)	(IRS employer identification no.)

330 South Fourth Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113325

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The information required by Item 202 of Regulation S-K is set forth under the caption “Description of NewMarket Capital Stock” in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-113325), as filed with the Securities and Exchange Commission on March 5, 2004 (the “Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is hereby incorporated by reference.

Item 2.    Exhibits.

1.	Articles of Incorporation of the Registrant, which are incorporated by reference to Exhibit 3.1 to the Registration Statement.

2.	Bylaws of the Registrant, which are incorporated by reference to Exhibit 3.2 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 21, 2004	NEWMARKET CORPORATION (Registrant)

	By:	/s/ David A. Fiorenza

David A. Fiorenza
Vice President and Treasurer